EXHIBIT k.12

EXECUTION COPY

SECOND AMENDMENT TO LOAN FUNDING AND SERVICING AGREEMENT

(Kohlberg Capital Funding LLC I)

THIS SECOND AMENDMENT TO LOAN FUNDING AND SERVICING AGREEMENT, dated as of October 1, 2007 (this “Amendment”), is entered into by and among KOHLBERG CAPITAL FUNDING LLC I, as the borrower (in such capacity, the “Borrower”), KOHLBERG CAPITAL CORPORATION, as the servicer (in such capacity, the “Servicer”), each of the conduit lenders and institutional lenders, from time to time a party hereto (each a, “Lender” and collectively, the “Lenders”), each of the lender agents from time to time a party hereto (each a “Lender Agent”, and collectively, the “Lender Agents”), BMO CAPITAL MARKETS CORP., as the agent (in such capacity, the “Agent”), U.S. BANK NATIONAL ASSOCIATION, as the trustee (in such capacity, the “Trustee”) and LYON FINANCIAL SERVICES, INC. (d/b/a U.S. Bank Portfolio Services), as the backup servicer (in such capacity, the “Backup Servicer”). Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Agreement (as defined below).

RECITALS

WHEREAS, the parties hereto entered into that certain Loan Funding and Servicing Agreement, dated as of February 14, 2007 (such agreement as amended, modified, supplemented, waived or restated from time to time, the “Agreement”);

WHEREAS, the parties hereto desire to amend the Agreement in certain respects as provided herein;

NOW, THEREFORE, based upon the above Recitals, the mutual premises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1. AMENDMENTS.

(a) The reference to the amount of “U.S. $200,000,000” on the cover page of the Agreement is hereby amended by deleting such reference and substituting in its place “U.S. $275,000,000”.

(b) Section 1.1 of the Agreement is hereby amended as follows:

(1) The definition of “Commitment Termination Date” is hereby amended by deleting reference to “February 14, 2012” where it appears and replacing it with “October 1, 2012”.

(2) Clause (d) of the definition of “Concentration Limits” is hereby amended by deleting reference to “55%” where it appears and replacing it with “25%”.

(3) Clause (n) of the definition of “Concentration Limits” is hereby amended and restated in its entirety as follows:

“(n) the sum of the Outstanding Loan Balances of Eligible Loans included in the Collateral which are Second Lien Loans shall not exceed 60%;”

(4) Clause (xxxi) of the definition of “Eligible Loan” is hereby amended and restated in its entirety as follows:

“(xxxi) the Loan is neither a Project Finance Obligation nor a Structured Finance Obligation;”

(5) The definition of “Facility Amount” is hereby amended by deleting reference to “$200,000,000” where it appears and replacing it with “$275,000,000”.

(6) The definition of “Junior Secured Loan” is hereby amended and restated in its entirety as follows:

““Junior Secured Loan”: Any Loan that (i) is secured by a first priority Lien on substantially all the obligor’s assets constituting collateral for the Loan and (ii) contains provisions that, upon the occurrence of an event of default under the related Loan Documents or in the case of any liquidation or foreclosure on the related collateral, the Borrower’s portion of such Loan would be paid only after certain other lenders party to a more senior tranche of such Loan and having a first priority Lien over the collateral securing such Loan are paid in full.”

(7) The definition of “Loan” is hereby amended by adding the following immediately after the words “Junior Secured Loan” in clause (a) of such definition: “, Second Lien Loan”.

(8) Clause (b) of the definition of “Moody’s Recovery Rate” is hereby amended and restated in its entirety as follows:

(b) if the preceding clause does not apply to the Loan, the rate determined pursuant to the table set forth below:

Debt Obligation	Recovery Rate
Senior Secured Loans	45%
Junior Secured Loans/Second Lien Loans	35%
Subordinated Loans	15%
High Yield Bonds	10%

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(9) The following definition is added to Section 1.1 in its proper alphabetical order:

““Second Lien Loan”: Any Loan that (i) is secured by a second priority Lien on substantially all the obligor’s assets constituting collateral for the Loan and (ii) contains provisions that, upon the occurrence of an event of default under the related Loan Documents or in the case of any liquidation or foreclosure on the related collateral, the Borrower’s portion of such Loan would be paid only after certain other lenders party to such Loan and having a first priority Lien over the collateral securing such Loan are paid in full.”

(10) The definition of “Security” is hereby amended by deleting the words “Structured Finance Obligation or” where they appear.

(11) The definition of “Required Equity Contribution” is hereby amended and restated in its entirety as follows:

““Required Equity Contribution”: As of any date of determination prior to the Termination Date, an Equity Contribution in an amount equal to the greater of (a) $60,000,000; provided that subsequent to October 1, 2007 and only until such time as such Equity Contribution meets or exceeds $60,000,000, the Required Equity Contribution shall be and shall remain at: (i) $50,000,000, at such time as the Aggregate Outstanding Loan Balance is equal to or greater than $225,000,000, (ii) $55,000,000, at such time as the Aggregate Outstanding Loan Balance is equal to or greater than $250,000,000, and (iii) $60,000,000, at such time as the Aggregate Outstanding Loan Balance is equal to or greater than $275,000,000, and (b) the sum, calculated for each of the Obligors of Loans included in the Collateral as of such date with the largest, second-largest, third-largest, fourth-largest and fifth-largest aggregate Outstanding Loan Balance of Loans for each Obligor included in the Collateral as of such date, of the Outstanding Loan Balances of such Loans.”

(c) Section 12.17 of the Agreement is hereby amended as follows:.

(1) Clause (iii) to the proviso in Section 12.17 is hereby amended by adding the following after the first reference to the term “Liquidity Bank” in such clause: “and/or its Affiliates”.

(2) The first paragraph shall be amended and numbered clause (a) by inserting “(a)” immediately prior to the beginning of such paragraph and a new paragraph shall be added as follows:

“(b) Each Lender may pledge its interest in any Advance to any Federal Reserve Bank without obtaining the consent of the Borrower in accordance with Applicable Law and in the case of a Conduit Lender, to a collateral agent under its commercial paper program. Upon two (2) Business Days prior notice and with

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the prior written consent of the Borrower, each Lender may enter into a repurchase transaction with respect to its interest in any Advance with any Person. Notwithstanding any such repurchase transaction, such Lender shall retain its Commitment, if any, to fund additional Advances pursuant to this Agreement. Each Lender shall be permitted to disclose to any repurchase agreement counterparty and any prospective repurchase agreement counterparty any and all nonpublic information to the same extent as set forth in Section 12.13(b).”

SECTION 2. AGREEMENT IN FULL FORCE AND EFFECT AS AMENDED.

Except as specifically amended hereby, all provisions of the Agreement shall remain in full force and effect. Upon the effectiveness of this Amendment each Lender will extend the term of its related Liquidity Purchase Agreement for an additional period of 364 days from the date hereof. After this Amendment becomes effective, all references to the Agreement, the “Loan Funding and Servicing Agreement,” “hereof,” “herein,” or words of similar effect referring to the Agreement shall be deemed to mean the Agreement as amended hereby. This Amendment shall not constitute a novation of the Agreement, but shall constitute an amendment thereof. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Agreement other than as expressly set forth herein.

SECTION 3. REPRESENTATIONS.

Each of the Borrower and Servicer represent and warrant as of the date of this Amendment as follows:

(i) it is duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization;

(ii) the execution, delivery and performance by it of this Amendment are within its powers, have been duly authorized, and do not contravene (A) its charter, by- laws, or other organizational documents, or (B) any Applicable Law;

(iii) no consent, license, permit, approval or authorization of, or registration, filing or declaration with any governmental authority, is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment by or against it;

(iv) this Amendment has been duly executed and delivered by it;

(v) this Amendment constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity;

(vi) it is not in default under the Agreement; and

(vii) there is no Termination Event, Unmatured Termination Event, Servicer Termination Event or Unmatured Servicer Termination Event.

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SECTION 4. CONDITIONS TO EFFECTIVENESS.

The effectiveness of this Amendment is conditioned upon (i) payment of the outstanding fees and disbursements of Dechert LLP, as counsel to the Agent, (ii) payment of the Structuring Fee (as defined in the Fee Letter) to the Agent and (iii) delivery of executed signature pages by all parties hereto to the Agent.

SECTION 5. MISCELLANEOUS.

(a) This Amendment may be executed in any number of counterparts (including by facsimile), and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.

(b) The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

(c) This Amendment may not be amended or otherwise modified except as provided in the Agreement.

(d) The failure or unenforceability of any provision hereof shall not affect the other provisions of this Amendment.

(e) Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.

(f) This Amendment represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties. There are no unwritten oral agreements between the parties.

(g) THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THE BORROWER:	KOHLBERG CAPITAL FUNDING LLC I

	By:	/s/ Michael I. Wirth
	Name:	Michael I. Wirth
	Title:	Chief Financial Officer

Kohlberg Capital Funding LLC I c/o Kohlberg Capital Corporation 295 Madison Avenue, 6th Floor New York, New York 10017 Attention: Dayl W. Pearson Facsimile: (212) 983-7654 Telephone: (212) 455-8366

THE SERVICER:	KOHLBERG CAPITAL CORPORATION

	By:	/s/ Michael I. Wirth
	Name:	Michael I. Wirth
	Title:	Chief Financial Officer

Kohlberg Capital Corporation 295 Madison Avenue, 6 Floor New York, New York 10017 Attention: Dayl W. Pearson Facsimile: (212) 983-7654 Telephone: (212) 455-8366

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

LENDER:	RIVERSIDE FUNDING LLC

	By:	/s/ Jill A. Gordon
	Name:	Jill A. Gordon
	Title:	Vice President

ACKNOWLEDGED:	DEUTSCHE BANK AG, NEW YORK BRANCH, as Lender Agent for Riverside Funding LLC

	By:	/s/ Daniel Pietrzak
	Name:	Daniel Pietrzak
	Title:	Director

	By:	/s/ Peter Chuang
	Name:	Peter Chuang
	Title:	Vice President

Riverside Funding LLC

c/o Global Securitization Services, LLC

445 Broad Hollow Road, Suite 239

Melville, NY 11747

Attention: Andrew Stidd

Facsimile No. (212) 302-8767

Telephone No. (631) 930-7203

with a copy to:

Deutsche Bank Securities Inc.

60 Wall Street, 19th Floor

New York, New York 10005

Attention: Securitized Products Group

Facsimile: (212) 797-5150

Telephone: (212) 250-0357

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

LENDER:	FAIRWAY FINANCE COMPANY, LLC

	By:	/s/ Phillip A. Martone
	Name:	Phillip A. Martone
	Title:	Vice President

Fairway Finance Company, LLC

c/o Lord Securities Corporation

48 Wall Street, 27th Floor

New York, New York 10005

Facsimile No. (212) 346-9012

Telephone No. (212) 346-9000

with a copy to:

c/o BMO Capital Markets Corp.

115 South LaSalle Street

13th Floor West

Chicago, Illinois 60603

Attention: Conduit Management Team

Facsimile: (312) 461-3189

Telephone: (312) 461-5640

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

THE AGENT:	BMO CAPITAL MARKETS CORP.

	By:	/s/ Keith Niebrugge
	Name:	Keith Niebrugge
	Title:	Managing Director

BMO Capital Markets Corp. 115 South LaSalle Street 13th Floor West Chicago, Illinois 60603 Attention: Conduit Management Team Facsimile: (312) 461-3189 Telephone: (312) 461-5640

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

THE TRUSTEE:	U.S. BANK, NATIONAL ASSOCIATION

	By:	/s/ Scott T. Holmes
	Name:	Scott T. Holmes
	Title:	Assistant Vice President

U.S. Bank, National Association

Corporate Trust Services — CDO Unit

One Federal Street, Third Floor

Boston, Massachusetts

Reference: Kohlberg Capital Funding LLC I

Attention: Scott Holmes

Facsimile: (617) 603-6741

THE BACKUP SERVICER	LYON FINANCIAL SERVICES, INC., d/b/a U.S. Bank Portfolio Services

	By:	/s/ Joseph Andries
	Name:	Joseph Andries
	Title:	Senior Vice President

Lyon Financial Services, Inc. d/b/a U.S. Bank Portfolio Services 1310 Madrid, Suite 103 Marshall, Minnesota 56258 Attention: Joe Andries Reference: Kohlberg Capital Funding LLC I